Exhibit 99.1

Contacts:	W. Dan Puckett Chief Executive Officer (205) 870-1939	Carol Marsh Chief Financial Officer (205) 870-1939

CAPITALSOUTH BANCORP ANNOUNCES STRONG SECOND QUARTER RESULTS

BIRMINGHAM, Ala. (July 23, 2007) – CapitalSouth Bancorp (NASDAQ-GM: CAPB) today announced significantly improved operating results for the second quarter and six months ended June 30, 2007.  For the quarter ended June 30, 2007, the Company reported net income of $897,000 or $0.30 per diluted share compared with net income of $994,000 or $0.33 per diluted share for the same period in 2006.  Net income for the prior-year period, however, included a gain of $1,055,000, equivalent to $666,000 or $0.22 per diluted share after tax, on the sale of the Company's investment in Consumer National Bank in Jackson, Mississippi, in connection with its acquisition by another bank.  On a sequential basis, second quarter net income increased 27% from $707,000 or $0.23 per diluted share in the first quarter of 2007.

For the first six months of 2007, the Company's net income rose 10% to $1,603,000 or $0.53 per diluted share from $1,458,000 or $0.48 per diluted share in the first half of 2006.  Again, net income for the prior-year period included a gain of $666,000 or $0.22 per diluted share after tax.

During the quarter, the Company continued to experience strong loan growth, with its portfolio increasing 16% over the past year and 5% since March 31, 2007.  This momentum was a key driver for higher net interest income in the second quarter and, notably, occurred even as CapitalSouth maintained a keen focus on credit quality.

Commenting on the announcement, W. Dan Puckett, Chairman and Chief Executive Officer, said, "The solid momentum building in our business was clearly evident on both our income statement and balance sheet for the second quarter.  Strong loan growth, coupled with good credit quality trends, continued to characterize our operations.  With increasing market penetration, together with other steps to control expenses, we are steadily realizing greater efficiencies in our business and leverage from the investments we have made to expand the reach of our bank, as can be seen in the ongoing improvements we have witnessed in our efficiency ratio this year based on core operations.  Considering the Company's strong operating performance over the first six months of the year, with accelerating earnings growth and attractive opportunities for continued expansion – both organically and through acquisitions, we remain excited about our prospects in 2007.

-MORE-

CAPB Announces Strong Second Quarter 2007 Results

July 23, 2007

Separately, Puckett noted that the Company recently received approval by the Federal Reserve Board to proceed with its acquisition of privately held Monticello Bancshares, Inc., the holding company for Monticello Bank, a federally chartered savings bank with two locations in Jacksonville, Florida.  Monticello also operates a wholesale residential mortgage operation that originates and sells in the secondary market primarily prime conventional residential mortgage loans in Florida, Georgia, North Carolina and South Carolina.  The pending merger remains subject to approval by the Alabama State Banking Department, as well the approval of the stockholders of CapitalSouth and the shareholders of Monticello.  The Company expects to complete the merger during the third quarter of 2007.

Net interest income for the second quarter of 2007 rose 7% to $4,250,000 from $3,974,000 in the year-earlier period due primarily to an increase in interest-earning assets.  Net interest margin declined 19 basis points in the second quarter to 3.61% versus 3.80% in the same quarter last year, but this marked an improvement of 11 basis points from the first quarter of 2007.   Importantly, the sequential improvement witnessed in the second quarter came even as pricing for deposits remained very competitive and as the Company remained aggressive in growing its deposit base to fund growth.  For the first six months of 2007, net interest income rose 8% to $8,204,000 compared with $7,605,000 in the prior-year period.  Net interest margin was 3.56% for the first half of 2007 versus 3.75% in the year-earlier period.  Management expects that a challenging rate climate will continue, at least in the near term.

During the second quarter of 2007, CapitalSouth's provision for loan losses increased $225,000 versus $104,000 in the year-earlier quarter, with the increase primarily reflecting growth in the Company's loan portfolio.  For the first half of 2007, the provision for loan losses totaled $362,000 compared with $340,000 a year earlier.  The Company continued to maintain solid credit quality in the second quarter of 2007, as non-performing assets were 0.53% of period-end loans and other real estate compared with 0.55% in the year-earlier quarter and 0.62% at March 31, 2007.  Likewise, the Company recorded annualized net recoveries, as a percentage of average loans, of 0.02% compared with net charge-offs of 0.16% in the second quarter of 2006 and 0.00% in the first quarter of 2007.  The allowance for loan losses as a percentage of period-end loans was 1.16% at June 30, 2007, compared with 1.15% at June 30, 2006, and was unchanged from March 31, 2007.

Non-interest income for the second quarter declined 40% to $855,000 versus $1,435,000 in the year-earlier period, primarily due to the $1,055,000 gain on the sale of the Company's investment in Consumer National Bank reported in year-earlier quarter.  Management pointed out that increased income from the Business Capital Group was the primary factor offsetting the impact of the gain in the prior year.  This income is irregular and difficult to predict, and thus the amount recorded in the second quarter of 2007 is not necessarily indicative of a future quarterly trend.  For the first six months of 2007, non-interest income declined 21% to $1,573,000 from $1,996,000 in the first half of 2006, again reflecting the gain in the prior-year period.

-MORE-

CAPB Announces Strong Second Quarter 2007 Results

July 23, 2007

Non-interest expense for the second quarter declined 6% to $3,488,000 from $3,697,000 in the same period last year, reflecting primarily the Company's steps to improve operational efficiency.  For the first six months of 2007, non-interest expense increased 1% to $7,037,000 from $6,981,000 in the first half of 2006.

Net income for the second quarter of 2007 translated into a return on average stockholders' equity (ROE) of 8.43% compared with 10.09% in the same quarter of 2006.  Return on average assets (ROA) was 0.71% compared with 0.89% for the same quarter of 2006. ROE was 7.64% for the first half of 2007 compared with 7.50% in the same period last year.  ROA was 0.65% for the first six months of 2007 compared with 0.67% for the same period in 2006.

Total assets at June 30, 2007, were $511,047,000, representing a 14% increase over total assets of $448,330,000 at June 30, 2006.  The Company's loan portfolio totaled $405,523,000 at the end of the second quarter of 2007, up 16% from $348,620,000 at June 30, 2006.  Deposits increased 13% in the second quarter, reaching $425,662,000 versus $378,367,000 a year ago.  Stockholders' equity at June 30, 2007, totaled $42,657,000, up 7% from $39,743,000 a year ago.  Book value per share was $14.23 at June 30, 2007, versus $13.39 at June 30, 2006.

In June, the Company announced that its Board of Directors increased the cash dividend rate to $0.065 per share, representing an increase of 8.3% over the previous rate of $0.06 per share.  The higher quarterly amount, which went into effect with the second quarter dividend paid on July 12, 2007, to shareholders of record as of June 29, 2007, equates to an indicated annual rate of $0.26 per share.

CapitalSouth Bancorp is a bank holding company operating eight full service banking offices and one loan production office through its bank subsidiary, CapitalSouth Bank, with offices in Birmingham, Huntsville, and Montgomery, Alabama, and Jacksonville, Florida, as well as a loan production office in Atlanta, Georgia.  CapitalSouth targets small to medium-sized businesses in the markets it serves.  CapitalSouth Bank also operates "Banco Hispano," providing financial services to the growing Latino community.  CapitalSouth offers SBA lending services and other loan programs for business owners through its Business Capital Group, which operates through full-service offices as well as the loan production office.  CapitalSouth also provides Internet banking services at www.capitalsouthbank.com as well as personal investment services.

This press release contains "forward-looking" statements as defined by the Private Securities Litigation Reform Act of 1995, which are based on CapitalSouth's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business.  These statements are not historical facts or guarantees of future performance, events, or results.  Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially.  CapitalSouth undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new, updated information, future events, or otherwise.

-MORE-

CAPB Announces Strong Second Quarter 2007 Results

July 23, 2007

CapitalSouth Bancorp
Summary Unaudited Financial Information
(in thousands except per share amounts)

	Second Quarter Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Interest income	$9,076	$7,607	$17,756	$14,456
Interest expense	4,826	3,633	9,552	6,851
Net interest income	4,250	3,974	8,204	7,605
Provision for loan losses	225	104	362	340
Net interest income after provision for loan losses	4,025	3,870	7,842	7,265
Noninterest income	855	1,435	1,573	1,996
Noninterest expense	3,488	3,697	7,037	6,981
Income before provision for income taxes	1,392	1,608	2,378	2,280
Provision for income taxes	495	614	775	822
Net income	$897	$994	$1,603	$1,458
Net income per share
Basic	$0.30	$0.34	$0.54	$0.49
Diluted	0.30	0.33	0.53	0.48
Weighted average shares outstanding
Basic	2,993	2,964	2,987	2,953
Diluted	3,011	3,024	3,013	3,014

			June 30,
			2007	2006

Total assets			$511,047	$448,330
Loans			405,523	348,620
Allowance for loan losses			(4,709)	(4,011)
Net loans			400,814	344,609
Interest-bearing deposits			366,245	326,057
Noninterest bearing deposits			59,417	52,310
Total deposits			425,662	378,367
Stockholders' equity			42,657	39,743
Book value per share			14.23	13.39

Unaudited supplemental financial information for the second quarter and six months ended June 30, 2007 and 2006, may be obtained by following this link:  http://www.irinfo.com/CAPB/CAPB2q07tmv.pdf.

-END-

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	June 30,		Percentage
	2007	2006	Change

Net interest income	$4,250	$3,974	6.9%
Provision for loan losses	225	104	116.3
Noninterest income	855	1,435	-40.4
Noninterest expense	3,488	3,697	-5.7
Income before provision for income taxes	1,392	1,608	-13.4
Provision for income taxes	495	614	-19.4
Net income	$897	$994	-9.8

Weighted average common and common equivalent shares outstanding
Basic	2,993	2,964	1.0%
Diluted	3,011	3,024	-0.4

Net income per common share
Basic	$0.30	$0.34	-11.8%
Diluted	0.30	0.33	-9.1

Return on average assets	0.71%	0.89%
Return on average tangible assets	0.72	0.89
Return on average equity	8.43	10.09
Return on average tangible equity	8.69	10.43

Noninterest Income
Service charges on deposits	$317	$271	17.0%
Investment banking income, net	39	22	77.3
Business Capital Group loan income	408	6	----
Other	91	1,136	-92.0
Total noninterest income	$855	$1,435	-40.4

Noninterest Expense
Salaries and employee benefits	$2,011	$2,063	-2.5%
Occupancy and equipment expense	535	558	-4.1
Professional fees	374	363	3.0
Advertising	42	172	-75.6
Other	526	541	-2.8
Total noninterest expense	$3,488	$3,697	-5.7

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except per share amounts and percentages)

	Six Months Ended
	June 30,		Percentage
	2007	2006	Change

Net interest income	$8,204	$7,605	7.9%
Provision for loan losses	362	340	6.5
Noninterest income	1,573	1,996	-21.2
Noninterest expense	7,037	6,981	0.8
Income before provision for income taxes	2,378	2,280	4.3
Provision for income taxes	775	822	-5.7
Net income	$1,603	$1,458	9.9

Weighted average common and common equivalent shares outstanding
Basic	2,987	2,953	1.2%
Diluted	3,013	3,014	0.0

Net income per common share
Basic	$0.54	$0.49	10.2%
Diluted	0.53	0.48	10.4

Return on average assets	0.65%	0.67%
Return on average tangible assets	0.65	0.67
Return on average equity	7.64	7.50
Return on average tangible equity	7.88	7.75

Noninterest Income
Service charges on deposits	$616	$527	16.9%
Investment banking income, net	201	94	113.8
Business Capital Group loan income	587	138	325.4
Other	169	1,237	-86.3
Total noninterest income	$1,573	$1,996	-21.2

Noninterest Expense
Salaries and employee benefits	$4,017	$3,989	0.7%
Occupancy and equipment expense	1,088	1,079	0.8
Professional fees	743	691	7.5
Advertising	144	342	-57.9
Other	1,045	880	18.8
Total noninterest expense	$7,037	$6,981	0.8

CapitalSouth Bancorp
(Unaudited Financial Highlights)
(in thousands, except per share amounts and percentages)

	June 30,		Percentage
Period End Balances:	2007	2006	Change
Total assets	$511,047	$448,330	14.0%
Earning assets	485,474	421,599	15.2
Securities	76,756	65,618	17.0
Loans	405,523	348,620	16.3
Allowance for loan losses	4,709	4,011	17.4
Deposits	425,662	378,367	12.5
Borrowings	38,953	26,185	48.8
Stockholders' equity	42,657	39,743	7.3

Equity to assets	8.35%	8.86%
Leverage ratio	9.85%	8.74%
Book value per common share	$14.23	$13.39	6.3%
Tangible book value per common share	$13.80	$12.96	6.5%
Ending shares outstanding	2,998	2,969	1.0%

Asset Quality Analysis
(in thousands, except percentages)
As of / for the Three Months Ended

	June 30, 2007	Mar 31, 2007	Dec 31, 2006	Sept 30, 2006	June 30, 2006
Nonacrrual loans	$1,612	$1,838	$1,661	$2,085	$1,545

Loans past due 90 days or more and still accruing	-	-	-	-	-
Other real estate owned and repossessions	535	566	508	431	357
Total nonperforming assets	2,147	2,404	2,169	2,516	1,902

Total nonperforming assets as a percentage of period-end loans and other real estate	0.53%	0.62%	0.58%	0.69%	0.55%
Allowance for loan losses	$4,709	$4,467	$4,329	$4,160	$4,011
Provision for loan losses	225	136	162	119	104
Loans charged off	1	14	9	20	152
Loan recoveries	17	16	15	51	10
Net charge-offs	(16)	(2)	(6)	(31)	142

Allowance for loan losses as a percentage of period-end loans	1.16%	1.16%	1.15%	1.14%	1.15%
Allowance for loan losses as a

Allowance for loan losses as a percentage of period-end nonperforming loans	292.12%	243.04%	260.63%	199.52%	259.61%

Net charge-offs to average loans (annualized)	-0.02%	0.00%	0.00%	-0.03%	0.16%

GAAP Reconciliation and Management Explanation for Non-GAAP Financial Measures

The information set forth below contains certain financial information determined by methods other than in accordance with GAAP. These non-GAAP financial measures are “return on average tangible equity,” “return on average tangible assets,” and “tangible book value per common share.”  Our management uses these non-GAAP measures in its analysis of CapitalSouth’s performance.

“Return on average tangible equity” is defined as annualized earnings for the period divided by average equity reduced by average goodwill and other intangible assets. “Return on average tangible assets” is defined as annualized earnings for the period divided by average assets reduced by average goodwill and other intangible assets. Our management includes these measures because it believes they are important when measuring CapitalSouth’s performance against entities with higher levels of goodwill and other intangibles. These measures are used by many investors as part of their analysis of the bank holding company’s performance.

“Tangible book value per common share” is defined as total equity reduced by recorded intangible assets divided by total common shares outstanding.  This measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets.  Goodwill, an intangible asset that is recorded in a purchase business combination, has the effect of increasing total book value while not increasing the tangible assets of the company.

These disclosures should not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be presented by other bank holding companies.  The following reconciliation table provides a more detailed analysis of these non-GAAP performance these measures.

	As of / for the Three Months Ended June 30
	2007	2006
Book value of equity	$42,657	$39,743
Intangible assets	1,276	1,277
Book value of tangible equity	$41,381	$38,466
Average assets	$504,062	$449,202
Average intangible assets	1,276	1,277
Average tangible assets	$502,786	$447,925
Return on average assets	0.71%	0.89%
Effect of average intangible assets	0.01%	0.00%
Return on average tangible assets	0.72%	0.89%
Average equity	$42,700	$39,495
Average intangible assets	1,276	1,277
Average tangible equity	$41,424	$38,218
Return on average equity	8.43%	10.09%
Effect of average intangible assets	0.26%	0.34%
Return on average tangible equity	8.69%	10.43%
Per Share:
Book value	$14.23	$13.39
Effect of intangible assets	0.43	0.43
Tangible book value	$13.80	$12.96

percentages are annualized

	As of / for the Six Months Ended June 30
	2007	2006
Book value of equity	$42,657	$39,743
Intangible assets	1,276	1,277
Book value of tangible equity	$41,381	$38,466
Average assets	$497,629	$437,992
Average intangible assets	1,276	1,277
Average tangible assets	$496,353	$436,715
Return on average assets	0.65%	0.67%
Effect of average intangible assets	0.00%	0.00%
Return on average tangible assets	0.65%	0.67%
Average equity	$42,293	$39,193
Average intangible assets	1,276	1,277
Average tangible equity	$41,017	$37,916
Return on average equity	7.64%	7.50%
Effect of average intangible assets	0.24%	0.25%
Return on average tangible equity	7.88%	7.75%
Per Share:
Book value	$14.23	$13.39
Effect of intangible assets	0.43	0.43
Tangible book value	$13.80	$12.96

percentages are annualized

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Balance Sheets
June 30, 2007 and 2006
(Unaudited)

Assets	2007	2006

Cash and cash equivalents	$6,874,632	$9,037,857
Federal funds sold	50,820	5,244,233
Securities available–for–sale	45,085,094	37,743,681

Securities held–to–maturity, fair values of $30,579,249 and $26,576,979 at June 30, 2007 and 2006, respectively	31,670,664	27,874,012
Federal Home Loan Bank stock	2,238,800	1,222,300
Federal Reserve Bank stock	905,450	894,650
Loans	405,522,860	348,619,600
Allowance for loan losses	(4,708,777)	(4,010,751)
Net loans	400,814,083	344,608,849
Premises and equipment, net	11,300,642	10,675,984
Bank–owned life insurance	4,643,449	4,465,759
Other assets	7,463,535	6,562,554
Total assets	$511,047,169	$448,329,879

Liabilities and Stockholders’ Equity
Deposits:
Interest–bearing	$366,244,545	$326,057,378
Noninterest–bearing	59,416,947	52,310,055
Total deposits	425,661,492	378,367,433
Federal funds purchased	24,496,400	1,510,000
Borrowed funds	6,000,000	6,000,000
Repurchase agreements	724,200	10,942,359
Subordinated debentures	7,733,000	7,733,000
Other liabilities	3,775,012	4,034,504
Total liabilities	468,390,104	408,587,296
Stockholders’ equity:
Preferred stock, $0.01 par value. Authorized 500,000 shares;
issued and outstanding none	0	0
Common stock, $1 par value. Authorized 7,500,000 shares at
June 30, 2007 and 2006; issued 3,083,130
and 3,053,646 shares at June 30, 2007 and 2006,
respectively; outstanding 2,998,300 and
2,968,816 shares at June 30, 2007 and 2006,
respectively	3,083,130	3,053,646
Treasury stock, at cost, 84,830 shares at June 30, 2007 and 2006	(1,255,060)	(1,255,060)
Paid–in surplus	26,484,698	26,190,009
Retained earnings	14,993,582	12,550,958
Accumulated other comprehensive loss, net	(649,285)	(796,970)
Total stockholders’ equity	42,657,065	39,742,583
Total liabilities and stockholders’ equity	$511,047,169	$448,329,879

CAPITALSOUTH BANCORP AND SUBSIDIARIES
Consolidated Statements of Income
Three Months and Six Months Ended June 30, 2007 and 2006
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Interest income:
Interest and fees on loans	$8,166,995	$6,818,665	$15,874,809	$12,981,200
Interest on securities	836,361	639,381	1,687,569	1,275,948
Interest on other earning assets	72,578	149,275	193,235	199,071
Total interest income	9,075,934	7,607,321	17,755,613	14,456,219
Interest expense:
Interest on deposits	4,489,096	3,266,106	8,912,288	5,979,140
Interest on debt	336,336	366,555	639,312	871,775
Total interest expense	4,825,432	3,632,661	9,551,600	6,850,915
Net interest income	4,250,502	3,974,660	8,204,013	7,605,304
Provision for loan losses	225,378	104,450	361,628	340,456
Net interest income after provision for loan losses	4,025,124	3,870,210	7,842,385	7,264,848
Noninterest income:
Service charges on deposits	316,513	270,538	616,194	526,661
Investment banking income, net	38,822	21,860	201,261	94,102
Business Capital Group loan income	408,143	5,582	586,982	137,774
Bank–owned life insurance	43,518	41,070	87,036	83,418
Gain on sale of nonmarketable equity securities	-	1,054,832	-	1,054,832
Other noninterest income	47,378	40,673	81,366	99,241
Total noninterest income	854,374	1,434,555	1,572,839	1,996,028
Noninterest expense:
Salaries and employee benefits	2,011,280	2,062,819	4,016,410	3,989,291
Occupancy and equipment expense	535,169	557,876	1,088,321	1,078,644
Professional fees	373,713	363,533	742,788	690,934
Advertising	42,004	172,216	143,940	341,544
Other noninterest expense	525,714	540,559	1,045,334	880,302
Total noninterest expense	3,487,880	3,697,003	7,036,793	6,980,715
Income before provision for income taxes	1,391,618	1,607,762	2,378,431	2,280,161
Provision for income taxes	494,961	614,136	775,194	822,289
Net income	$896,657	$993,626	$1,603,237	$1,457,872

Basic earnings per share	$0.30	$0.34	$0.54	$0.49
Basic weighted average shares outstanding	2,992,990	2,963,945	2,987,190	2,953,147
Diluted earnings per share	$0.30	$0.33	$0.53	$0.48
Diluted weighted average shares outstanding	3,010,659	3,024,187	3,013,124	3,014,283

	CAPITALSOUTH BANCORP AND SUBSIDIARIES
	Average Balance Sheet
	and Net Interest Analysis on a Fully Tax-Equivalent Basis for
	the Three Months Ended June 30, 2007 and 2006
	2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollar amounts in thousands)
Assets
Earning assets:
Loans, net of unearned income	$396,617	$8,186	8.28%	$345,447	$6,825	7.92%
Investment securities	78,618	891	4.55%	67,572	685	4.07%
Other earning assets	5,193	73	5.64%	12,063	149	4.95%

Total earning assets	480,428	9,150	7.64%	425,082	7,659	7.23%

Other assets	23,634			24,120

Total assets	$504,062			$449,202

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$157,637	1,664	4.23%	$119,846	1,083	3.62%
Savings deposits	3,219	3	0.37%	3,822	3	0.31%
Time deposits < $100,000	184,737	2,415	5.24%	173,016	1,859	4.31%
Time deposits> $100,000	26,390	333	5.06%	26,644	253	3.81%
State of Alabama time deposits	6,030	75	4.99%	6,030	68	4.52%
Federal funds purchased	6,547	92	5.64%	294	2	2.73%
FHLB advances	6,000	89	5.95%	6,000	88	5.88%
Repurchase agreements	792	3	1.52%	11,006	127	4.63%
Subordinated debentures	7,733	152	7.88%	7,733	150	7.78%

Total interest-bearing liabilities	399,085	4,826	4.85%	354,391	3,633	4.11%

Net interest spread		$4,324	2.79%		$4,026	3.12%

Noninterest-bearing demand deposits	58,718			51,550

Accrued expenses and other liabilities	3,559			3,766
Stockholders' equity	43,100			40,204

Unrealized gain (loss) on securities	(400)			(709)

Total liabilities and stockholders' equity	$504,062			$449,202

Impact of noninterest-bearing
sources and other
changes in balance
sheet composition			0.82%			0.68%

Net interest margin			3.61%			3.80%

	CAPITALSOUTH BANCORP AND SUBSIDIARIES Average Balance Sheet and Net Interest Analysis on a Fully Tax-Equivalent Basis for the Six Months Ended June 30, 2007 and 2006
	2007			2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollar amounts in thousands)
Assets
Earning assets:
Loans, net of unearned income	$387,433	$15,912	8.28%	$338,731	$12,994	7.74%
Investment securities	79,162	1,804	4.60%	67,139	1,358	4.08%
Other earning assets	7,093	193	5.49%	7,799	199	5.14%

Total earning assets	473,688	17,909	7.62%	413,669	14,551	7.09%

Other assets	23,941			24,737

Total assets	$497,629			$438,406

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW and money market accounts	$153,426	3,310	4.35%	$108,789	1,810	3.36%
Savings deposits	3,289	6	0.37%	3,817	7	0.37%
Time deposits < $100,000	185,670	4,789	5.20%	169,124	3,538	4.22%
Time deposits> $100,000	26,277	658	5.05%	26,145	496	3.83%
State of Alabama time deposits	6,030	149	4.98%	6,007	129	4.33%
Federal funds purchased	5,479	152	5.59%	5,251	127	4.88%
FHLB advances	6,000	178	5.98%	7,199	212	5.94%
Repurchase agreements	813	7	1.74%	11,054	242	4.41%
Subordinated debentures	7,733	303	7.90%	7,733	290	7.56%

Total interest-bearing liabilities	394,717	9,552	4.88%	345,119	6,851	4.00%

Net interest spread		$8,357	2.74%		$7,700	3.09%

Noninterest-bearing demand deposits	56,889			49,874

Accrued expenses and other liabilities	3,730			3,806
Stockholders' equity	42,733			39,830

Unrealized gain (loss) on securities	(440)			(637)

Total liabilities and stockholders' equity	$497,629			$437,992

Impact of noninterest-bearing
sources and other
changes in balance
sheet composition			0.82%			0.66%

Net interest margin			3.56%			3.75%